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                                                                    EXHIBIT 23.1



COOPERS                             COOPERS & LYBRAND L.L.P.
& LYBRAND
                                    a professional service firm



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to incorporation by reference in the registration statements of Morrison Knudsen Corporation on Form S-8 (File Nos. 033-81038, 333-32511 and 333-39351) of our report, which includes an explanatory paragraph regarding a change in method of accounting for impairment of long-lived assets in 1996 and an emphasis of a matter paragraph regarding an environmental contingency, dated February 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Morrison Knudsen Corporation as of November 30, 1997 and 1996, and for each of the two years in the period ended November 30, 1997, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.

Boise, Idaho
February 4, 1998